TIDAL TRUST II N-14

Exhibit 99.17

[DEFIANCE LOGO]

VOTE ONLINE 1. Read the proxy statement and have the proxy card at hand. Visit [Voting Website]. 2. Follow the simple instructions.

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. Call [Voting Telephone Number]. 2. Follow the simple instructions.

VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided.

↓	Please detach at perforation before mailing.	↓

DEFIANCE DAILY 2X SPACE ETF

(SPCL)

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [MEETING DATE]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF TIDAL TRUST II.

The undersigned, revoking previous proxies, hereby appoint(s) [Proxy Holder 1] and [Proxy Holder 2], with full power of substitution in each, to vote all the shares of beneficial interest of Defiance Daily 2X Space ETF (“SPCL” or the “Target Fund”), a series of Tidal Trust II, which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Target Fund (the “Meeting”) to be held on [Meeting Date], at [Meeting Time] Central Time, at [Meeting Location/Virtual Meeting Information], and at any adjournment(s) or postponement(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Combined Proxy Statement and Prospectus dated [Proxy Statement Date] is hereby acknowledged. If not revoked, this proxy shall be voted as instructed, or, if no instruction is given, FOR the proposal included in the Combined Proxy Statement and Prospectus.

RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED “FOR” THE PROPOSAL SET FORTH ON THE REVERSE.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please date and sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

SPCL - Tidal Trust II

Important Notice Regarding the Availability of Proxy Materials for the Special
Meeting of Shareholders to be held on [Meeting Date].

The Proxy Statement/Prospectus for this Meeting is available at: [Proxy Materials Website].

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND
DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

↓	Please detach at perforation before mailing.	↓

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. IF THIS PROXY CARD IS EXECUTED
AND NO VOTING INSTRUCTION IS GIVEN, IT WILL BE VOTED FOR THE PROPOSAL. AS TO OTHER MATTERS, THE PROXIES WILL
VOTE IN THEIR BEST JUDGMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAW.

The Board of Trustees of Tidal Trust II recommends that SPCL shareholders vote “FOR” the proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN

1.	(SPCL Shareholders) To approve the Agreement and Plan of Reorganization approved by the Board of Trustees of Tidal Trust II, which provides for the reorganization of Defiance Daily 2X Space ETF (“SPCL” or the “Target Fund”) into Defiance Daily Target 2X Long SPCX ETF (“SPCU” or the “Acquiring Fund”), an existing operating series of Tidal Trust II (the “Reorganization”).	☐	☐	☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY!

SPCL - Tidal Trust II